SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of January 29, 2001, by and between EBIZ ENTERPRISES, INC., a Utah corporation (the "Company"), and THE CANOPY GROUP, INC., a Utah corporation ("Secured Party").

                                    RECITALS

         A. Company has borrowed funds from Secured Party pursuant to a Secured Convertible Promissory Note (the "Note") and a Loan Agreement (the "Loan Agreement," both of even date herewith (collectively and together with this Agreement the "Loan Documents").

         B. As security for its repayment obligations under the Note, Company has agreed to grant Secured Party a security interest in all of its assets on the terms set forth in this Security Agreement.

                  NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

                  1. Security Interest. To secure the "Obligation" (as defined below), Company hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all of Company's assets, which may include one or more of the following items (hereinafter, collectively, the "Collateral"):

                           (a) General  Intangibles.  All of  Company's  General
Intangibles, now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "General Intangibles" means all personal property (including things in action) other than goods, accounts, chattel paper, documents, instruments, and money, and includes, but is not limited to, business records, deposit accounts, inventions, intellectual property, designs, patents, patent applications, trademarks, trademark applications, trademark registrations, service marks, service mark applications, service mark registrations, trade names, goodwill, technology, know-how, confidential information, trade secrets, customer lists, supplier lists, copyrights, copyright applications, copyright registrations, licenses, permits, franchises, tax refund claims, and any letters of credit, guarantee claims, security interests, or other security held by the Company to secure any "Accounts" (as hereinafter defined).

                           (b) Accounts (including Accounts Receivable).  All of
Company's Accounts, whether now existing or hereafter arising or acquired, together with the proceeds therefrom. As used herein, the term "Accounts" means any right of Company to receive payment from another person or entity, including payment for goods sold or leased, or for services rendered, no matter how evidenced or arising, and regardless of whether yet earned by performance. It includes, but is not limited to, accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract, and other forms of obligations and receivables.

                           (c) Inventory.  All of Company's  Inventory,  whether
now owned or hereafter acquired, together with the products and proceeds therefrom and all packaging, manuals, and instructions related thereto. As used herein, the term "Inventory" means all goods, merchandise, and personal property held for sale or leased or furnished or to be furnished under contracts of service, and all raw materials, work in process, or materials used or consumed in Company's business, wherever located and whether in the possession of Company, a warehouseman, a bailee, or any other person.

                           (d) Equipment.  All of Company's Equipment, now owned
or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Company's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

                           (e) Fixtures. All of Company's interest in and to all
fixtures and furnishings, now owned or hereafter acquired, together with the products and proceeds therefrom, all substitutes and replacements therefor, all accessories, attachments, and other additions thereto, all tools, parts, and supplies used in connection therewith, and all packaging, manuals, and instructions related thereto, located on or attached to Company's business premises located at 15695 N. 83rd Way, Scottsdale. Arizona 85260.

                           (f) Chattel Paper, Documents and Instruments.  All of
Company's right, title, and interest in any chattel paper, documents, or instruments, now owned or hereafter acquired or arising, or now or hereafter coming into the possession, control, or custody of either Company or Secured Party, together with all proceeds therefrom. The terms "chattel paper," "documents," and "instruments" shall have those meanings ascribed to them in the Utah Uniform Commercial Code.

                  2. Obligation. This security interest is given as security for all indebtedness and obligations owed by Company to Secured Party, whether now existing or hereafter incurred, under this Security Agreement or the Note, together with all extensions, modifications, or renewals thereof (hereinafter referred to, collectively, as the "Obligation").

                  3. Proceeds. As used in this Security Agreement, the term "proceeds" means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein.

                  4. Title; Filing. Company warrants that, it is the owner of the Collateral free and clear of all liens, claims, security interests and encumbrances except liens, claims, security interests and encumbrances granted prior to the date of this Security Agreement. Company covenants that so long as any portion of the Obligation remains unpaid, Company will not execute or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except in the ordinary course of business or as otherwise allowed. Company agrees to sign and deliver one or more financing statements or supplements thereto or other instruments as Secured Party may from time to time require to comply with the Uniform Commercial Code or other applicable law to preserve, protect and enforce the security interest of Secured Party and to pay all costs of filing such statements or instruments. In addition, Company shall promptly file a financing statement to perfect Secured Party's interest in the Collateral.

                  5. Care of Collateral. Company will keep in effect all licenses, permits and franchises required by law or contract relating to Company's business (if applicable), property, or the Collateral; maintain insurance on the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Company's ownership and possession of the Collateral; keep the Collateral free from all liens, claims, encumbrances and security interests; pay when due all taxes, license fees, and other charges upon the Collateral or upon Company's business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Company from any of its obligations hereunder.

                  6. Default. Ten (10) days after written notice from Secured Party to Company for monetary defaults and thirty (30) days after written notice from Secured Party to Company for non-monetary defaults, if such defaults are not cured within such ten (10) day or thirty day (30) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

                  a. Default in Payment. If Company fails to make any payment due and payable under the terms of the Note, this Security Agreement or the Loan Agreement.

                  b.   Representations   and   Warranties.   If   any   of   the
         representations and warranties made by Company shall be false or misleading in any material respect when made.

                  c. Covenants. If Company shall be in material default under any of the material terms, covenants, conditions, or obligations under any Loan Document or any other agreement with the Lender.

                  d. Dissolution. If Company is dissolved or terminated.

                  e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral, or any part of the Collateral is assigned for the benefit of creditors.

                  f. Impairment to Lien. If at any time any Loan Document creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect granted or created after the date of this Security Agreement.

                  g. Bankruptcy. If a petition in bankruptcy is filed against Company, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by Company or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Company files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

                  h. Judgment or Attachment. If a final judgment is entered against Company or any attachment be made for an amount in excess of $100,000.00 and such judgment or attachment is not paid or otherwise fully satisfied within thirty (30) days of the date it is entered.

                  Waiver of any Default will not constitute a waiver of any other or subsequent Default.

                  7. Remedies. Upon the occurrence of an Event of Default hereunder at any time thereafter, all of the Obligation will, at the election of Secured Party and without notice of such election, or demand for payment, become immediately due and payable and Secured Party will have the remedies of a secured party under the Utah Uniform Commercial Code or other applicable law.

                  8. General. The waiver by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such right. All rights and remedies herein provided are cumulative. Company may not assign its rights or delegate its duties hereunder without Secured Party's written consent. This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto. This Security Agreement will be governed by and construed and interpreted in accordance with the laws of the State of Utah. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds Company, its successors and assigns, and inures to the benefit of Secured Party, its successors and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.


            COMPANY:          EBIZ ENTERPRISES, INC.,
                              a Nevada corporation


                              By:  ____________________________
                                   David Shaw, Chief Executive Officer

            SECURED PARTY:    THE CANOPY GROUP, INC.,
                              a Utah corporation


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